Exhibit 32.2
Certification of the Principal Financial Officer
Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of JCM Partners, LLC, a Delaware limited liability company (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Douglas Toovey, as Principal Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DOUGLAS TOOVEY
DOUGLAS TOOVEY
Principal Financial Officer
November 14, 2006
This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.